UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4440 El Camino Real, Los Altos CA 94022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 947-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02(d) – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 11, 2006, the Board of Directors of Rambus Inc. (the “Registrant”) appointed David Shrigley to the Board of Directors (the “Board”) of the Registrant as a Class II director, effective October 11, 2006. Mr. Shrigley was also appointed to the Compensation Committee of the Registrant. Pursuant to the Registrant’s standard compensation policy for non-employee directors, Mr. Shrigley received a nonstatutory stock option to purchase 40,000 shares of the Registrant’s Common Stock and will receive an annual retainer of $25,000 paid in quarterly installments. He also entered into the Registrant’s standard indemnification agreement.

Mr. Shrigley was a General Partner of the venture capital firm Sevin Rosen Funds from 1999 to 2005. He was Executive Vice President, Marketing Sales and Service at Bay Networks from 1996 to 1998 and remained after Bay’s acquisition by Nortel Networks, departing in 1999. Mr. Shrigley served at Intel Corporation from 1978 to 1996 and held numerous sales, marketing and general management positions including Vice President and General Manager of Asia Pacific Sales and Marketing Operations and Vice President and General Manager of Corporate Marketing. Mr. Shrigley holds a B.S. from Franklin University. Mr. Shrigley also serves on the board of SPI Lasers plc.

Section 8 – Other Events

Item 8.01 Other Events.

After giving effect to Mr. Shrigley’s appointment, the composition of the Registrant’s Board committees as of October 11, 2006 is as follows:

Audit Committee: J. Thomas Bentley (Chair), Sunlin Chou and Abraham D. Sofaer

Compensation Committee: Penelope A. Herscher (Chair), Bruce Dunlevie and David Shrigley

Corporate Governance/Nominating Committee: Kevin Kennedy (Chair), Sunlin Chou and Bruce Dunlevie

Legal Affairs Committee: Abraham D. Sofaer (Chair), J. Thomas Bentley and Kevin Kennedy

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2006	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Press release dated October 13, 2006.